EXHIBIT 10.21



                                             March 21, 1997




Earnhardt Co., Inc.
One Willison Park
Morristown, NJ 07960

Re: Cafe La France, Inc.


Gentlemen:

     In consideration of the agreement by you to act as "best efforts" selling agent for the initial public offering by Cafe La France, Inc., a Delaware corporation (the "Company") of up to 1,125,000 shares of common stock, par value $.01 per share (the "Shares"), pursuant to the underwriting agreement to be entered into by and between Earnhardt Co.,Inc. and the Company, the undersigned agrees that for a period of thirteen (13) months from the effective date of the Company's registration statement on Form SB-2 regarding the offering of the Shares, the undersigned will not, without your prior written consent, publicly offer, sell or dispose of, directly or indirectly, any shares of common stock of the Company currently outstanding and beneficially owned by the undersigned.

     The undersigned further advises you that as of the date hereof, the undersigned beneficially owns 1,154,563 shares of common stock of the Company, including 62,500 which have been pledged as security for a personal guaranty by the undersigned of the obligations of the Company's subsidiaries under that certain Security Agreement between CLF2, Inc. and Michael A. Cardillo dated March 4, 1997.


                                             Very truly yours,



                                             /s/ Thomas W. DeJordy
                                             ---------------------
                                             Thomas W. DeJordy